SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

Amendment No. __________

Filed by the Registrant  [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[  ]     Preliminary Proxy Statement

[  ]     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]    Definitive Proxy Statement

[  ]     Definitive Additional Materials

[  ]     Soliciting Material Pursuant to Section 240.14a-12

PRINCIPAL FUNDS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[  ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)        Title of each class of securities to which transaction applies:

2)        Aggregate number of securities to which transaction applies:

3)        Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)        Proposed maximum aggregate value of transaction:

5)        Total fee paid:

[  ]     Fee paid previously with preliminary materials.

[  ]      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:

          2)   Form, Schedule or Registration Statement No.:

          3)   Filing Party:

          4)   Date Filed:

January 18, 2013

Dear Shareholder:

A Special Meeting of Shareholders (the “Meeting”) of the Global Multi-Strategy Fund (the “Fund”), a separate series of Principal Funds, Inc. (“PFI”), will be held at 650 8th Street, Des Moines, Iowa 50392-2080 on February 26, 2013 at 10:30 a.m., Central Time.

At the meeting, shareholders of the Fund will be asked to approve a new sub-advisory agreement for the Fund with Finisterre Capital LLP (“Finisterre”).

Enclosed you will find a Notice of Special Meeting of Shareholders, a Proxy Statement and a proxy card for shares of the Fund you owned as of January 8, 2013, the record date for the Meeting. The Proxy Statement provides background information and describes in detail the matters to be voted on at the Meeting.

The Board of Directors of PFI has unanimously voted in favor of the proposal and recommends that you vote FOR the proposal.

In order for shares to be voted at the Meeting, we urge you to read the Proxy Statement and then complete and mail your proxy card(s) in the enclosed postage-paid envelope, allowing sufficient time for receipt by us by February 25th, 2013. As a convenience, we offer three options by which to vote your shares:

By Internet: Follow the instructions located on your proxy card.

By Phone: The phone number is located on your proxy card. Be sure you have your control number, as printed on your proxy card, available at the time you call.

By Mail: Sign your proxy card and enclose it in the postage-paid envelope provided in this proxy package.

We appreciate your taking the time to respond to this important matter. Your vote is important. If you have any questions regarding the Proxy Statement, please call our shareholder services department toll free at 1-800-222-5852.

Sincerely,

Nora M. Everett

President

PRINCIPAL FUNDS, INC.

650 8th Street

Des Moines, Iowa 50392-2080

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of the Global Multi-Strategy Fund:

Notice is hereby given that a Special Meeting of Shareholders (the “Meeting”) of the Global Multi-Strategy Fund (the “Fund”), a separate series of Principal Funds, Inc. (“PFI”), will be held at 650 8th Street, Des Moines, Iowa 50392-2080, on February 26, 2013 at 10:30 a.m., Central Time. A Proxy Statement providing information about the following proposal to be voted on at the Meeting is included with this notice. The Meeting is being held to consider and vote on such proposal as well as any other business that may properly come before the Meeting or any adjournment thereof.

Proposal:  Approval of a new sub-advisory agreement with Finisterre Capital LLP for the Global Multi-Strategy Fund.

The Board of Directors of PFI recommends that shareholders of the Fund vote FOR the Proposal.

Approval of the Proposal will require the affirmative vote of the holders of at least a “Majority of the Outstanding Voting Securities” (as defined in the accompanying Proxy Statement) of the Fund.

Each shareholder of record of the Fund at the close of business on January 8, 2013 is entitled to receive notice of and to vote at the Meeting.

Please read the attached Proxy Statement carefully.

By order of the Board of Directors

Nora M. Everett

President

January 18, 2013

Des Moines, Iowa

Important Notice Regarding Availability of Proxy Statement

for the Shareholders’ Meeting to be Held February 26, 2013.

This Proxy Statement is available on the Internet at [www.eproxy.com/principal].

PRINCIPAL FUNDS, INC.

650 8th Street

Des Moines, Iowa 50392-2080

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD FEBRUARY 26, 2013

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board" or "Directors") of Principal Funds, Inc. ("PFI") of proxies to be used at a Special Meeting of Shareholders of the Global Multi-Strategy Fund (sometimes referred to as the “Fund”), a separate series of PFI, to be held at 650 8th Street, Des Moines, Iowa 50392-2080, on February 26, 2013 at 10:30 a.m., Central Time (the "Meeting"). At the Meeting, shareholders of the Fund will be asked to consider and approve a new sub-advisory agreement for the Fund with Finisterre Capital LLP (“Finisterre”). This Proxy Statement is first being sent to shareholders of the Fund on or about January 18, 2013.

PFI is a Maryland corporation and an open-end management investment company registered with the Securities and Exchange Commission (“SEC”) under the Investment Company Act of 1940 (“1940 Act”). PFI currently offers 64 separate series or funds, including the Global Multi-Strategy Fund. The sponsor of PFI is Principal Life Insurance Company (“Principal Life”), and the investment advisor to the PFI Funds is Principal Management Corporation (“PMC” or the “Manager”). Principal Funds Distributor, Inc. (the “Distributor” or “PFD”) is the distributor for all share classes. Principal Life, an insurance company organized in 1879 under the laws of Iowa, PMC and PFD are indirect, wholly-owned subsidiaries of Principal Financial Group, Inc. (“PFG”). Their address is the Principal Financial Group, Des Moines, IA 50392-2080. Finisterre is an affiliate of PMC and Principal Life.

PFI will furnish, without charge, a copy of its Annual Report for the fiscal year ended August 30, 2012 and Semi-Annual Report for six-month period ended February 29, 2012 to any shareholder upon request. To obtain a copy of the Annual Report or Semi-Annual Report, please call our shareholder services department toll free at 1-800-222-5852 or write to PFI at the above address.

PROPOSAL

APPROVAL OF NEW SUB-ADVISORY AGREEMENT

WITH FINISTERRE FOR THE GLOBAL MULTI-STRATEGY FUND

At its meeting on December 11, 2012, the Board, including all the Directors who are not “interested persons” (as defined in the 1940 Act) of PFI (the “Independent Directors”), unanimously approved a new sub-advisory agreement between PMC and Finisterre appointing Finisterre as an additional sub-advisor to the Global Multi-Strategy Fund. If shareholders of the Fund approve the new sub-advisory agreement with Finisterre under this Proposal, the new agreement will become effective sometime in March, 2013. Finisterre is an affiliate of Principal Life and PMC.

The Fund pursues multiple investment strategies which are executed by multiple sub-advisors. In managing the Fund, PMC determines the allocation of the Fund’s assets among the different strategies and sub-advisors. The Fund’s current sub-advisors are: AQR Capital Management, LLC (“AQR”), Cliffwater LLC (“Cliffwater”), CNH Partners, LLC (“CNH”), Loomis, Sayles & Company, L.P. (“Loomis”), Los Angeles Capital Management and Equity Research, Inc. (“LA Capital”), Pacific Investment Management Company LLC (“PIMCO”), and Wellington Management Company, LLP (“Wellington”). Cliffwater serves as a consultant to the Fund and assists PFI in identifying and evaluating investment strategies for the Fund.

PMC, in consultation with Cliffwater, has determined that the Fund would benefit from exposure to an emerging market long/short credit strategy and recommended Finisterre as an additional sub-advisor to the Fund in view of its experience in emerging market strategies. Such investment strategy will be new to the Fund. PMC has not determined what portion of the assets of the Fund’s assets will initially be allocated to Finisterre.

Approval of the new sub-advisory agreement with Finisterre will not result in any increase in the rates of the management fees the Fund pays to PMC as investment advisor. Further, PMC believes the addition of Finisterre will not result in a decrease in the level or quality of the sub-advisory services provided to the Fund.

The current sub-advisory agreements with AQR, Cliffwater, CNH, Loomis, LA Capital, PIMCO, and Wellington were most recently approved by the Board (including a majority of the Independent Directors) on September 11, 2012 in connection with the Board’s annual review and continuance of such agreements.

THE NEW AGREEMENT

Except with respect to compensation as described below, the terms of the proposed new sub-advisory agreement with Finisterre is the same in all material respects as those of the current sub-advisory agreements for the Fund with AQR, Cliffwater, CNH, Loomis, LA Capital, PIMCO, and Wellington. The following is a brief summary of the material terms of the agreements. This summary is qualified in its entirety by reference to the form of the new sub-advisory agreement attached as Attachment A to this Proxy Statement.

Under the proposed sub-advisory agreement, as with the current sub-advisory agreements with the current sub-advisors, Finisterre will, among other things:

(1)   provide investment advisory services to the Fund, including providing investment advice and recommendations with respect to the Fund’s investments consistent with the Fund’s investment objectives, investment policies and restrictions;

(2)   arrange for the purchase and sale of the Fund’s portfolio securities;

(3)   provide, at its expense, all necessary investment and management facilities, including expenses for clerical and bookkeeping services;

(4)   advise and assist the officers of PFI in taking such steps as are necessary or appropriate to carry out the decisions of the Board regarding the general conduct of the investment business of the Fund; and

(5)   provide periodic reports regarding the investment services provided to the Fund.

Compensation. Sub-advisory fees are paid by PMC, and are not an additional charge to the Fund. Under the current and proposed new sub-advisory agreements (except with respect to Cliffwater as described below), PMC pays each sub-advisor a fee at an annual rate that is accrued daily and payable monthly based on the average daily net asset value of the portion of the Fund’s assets managed by the sub-advisor. The respective fee schedules under the proposed and current sub-advisory agreements are set forth below.

Proposed Fee Schedule with Finisterre
Net Assets	Fee (Annualized Rate)
First $100 million Over $100 million	0.85% 0.65%

Current Fee Schedule with AQR & CNH
Net Assets	Fee (Annualized Rate)
First $250 million Over $250 million	1.00% 0.95%

Current Fee Schedule with Cliffwater *

For the twelve month period beginning on October 24, 2011 (the effective date (“Effective Date”) of the Fund’s initial registration statement), $650,000 paid in arrears in equal monthly installments.

For the second and third twelve month periods, a fee computed and paid monthly at an annual rate as shown below of the Fund’s net assets as of the first day of each month (but in no event less than $750,000 per year):

0.250% of the first $1 billion above the value of the Fund’s net assets as of the thirtieth day after the Effective Date,

0.200% of the next $1 billion, and

0.150% of all remaining assets.

__________________

* As stated above, Cliffwater serves as a sub-advisor to the Fund identifying and evaluating investment strategies.

Current Fee Schedule with LA Capital
Net Assets	Fee (Annualized Rate)
First $250 million Over $250 million	1.00% 0.90%

Current Fee Schedule with Loomis
Net Assets	Fee (Annualized Rate)
First $500 million Over $500 million	0.40% 0.37%

Current Fee Schedule with PIMCO
Net Assets	Fee (Annualized Rate)
All Fund Assets	0.60%

Current Fee Schedule with Wellington
Net Assets	Fee (Annualized Rate)
First $500 million Over $500 million	0.75% 0.65%

For the fiscal year ended August 30, 2012, PMC paid no fees to Finisterre with respect to the Fund. The new sub-advisory agreement with Finisterre will not result in any increase in the rate of the advisory fees paid by the Fund to PMC.

After the appointment of Finisterre as a new sub-advisor to the Fund, a portion of the assets of the Fund currently managed by unaffiliated sub-advisors will be allocated to Finisterre, which is an affiliated sub-advisor. As stated above, PMC has not determined what portion of the assets of the Fund will initially be allocated to Finisterre, or what portions will from time to time thereafter be allocated and reallocated among the sub-advisors.

The appointment of Finisterre may be expected to benefit PMC by increasing the amount of the management fees that are retained by PMC and its affiliates rather than being paid to unaffiliated sub-advisors. In addition, this arrangement may be viewed as presenting a conflict of interest because PMC will have a financial incentive to allocate such assets to Finisterre rather than to the unaffiliated sub-advisors. In approving the new sub-advisory agreement with Finisterre, the Board, including the Independent Directors, was aware of and considered potential conflicts of interest and considered as well that PMC has a fiduciary duty to act in the best interests of the Fund and its shareholders.

FINISTERRE

Principal Life, an affiliate of PMC and a member of the Principal Financial Group, indirectly owns 51% of Finisterre. The remaining 49% is owned by five individual members of the firm. Finisterre manages emerging market securities for institutional investors, hedge fund of-funds and high net worth individuals. Finisterre’s headquarters are located at Queensberry House, 3 Old Burlington Street, London, England W1S 3AE.

Management of Finisterre. Set forth below are the names and principal occupations of the principal executive officers and directors of Finisterre. The address of each such person is Queensberry House, 3 Old Burlington Street, London, England W1S 3AE.

Name	Position with Finisterre
Frode Foss-Skiftesvik	Chief Operating Officer/ Director/Partner
Raphael Biosse-Duplan	Director/Partner
Paul Crean	Partner
Yan Swiderski	Partner
Ursula Newman	Chief Compliance Officer/Chief Legal Officer
James P. McCaughan	Director
Ellen W. Shumway	Director
Nora Everett*	Director
* Ms. Everett is the President and Director of PFI.

Similar Investment Companies Advised by Finisterre. Finisterre has advised PFI that it does not act as an investment advisor or sub-advisor for any registered investment company having investment objectives and policies similar to those it will be managing for the Fund.

Payments to Affiliates. Finisterre is an affiliate of PMC and the Distributor. For the fiscal year ended August 30, 2012, the Fund paid PMC management fees of approximately $5,189,900 and the Distributor Rule 12b-1 distribution fees of approximately $9,000.

BOARD EVALUATION OF NEW SUB-ADVISORY AGREEMENT

On December 10, 2012, the Board considered the approval of a subadvisory agreement with Finisterre. Based upon their review, the Board concluded that it was in the best interests of the Fund to approve the new subadvisory agreement. In reaching this conclusion, no single factor was determinative in the Boards’ analysis, but rather the Board considered a variety of factors.

The Board considered the nature, quality and extent of services expected to be provided under the subadvisory agreement. The Board considered the reputation, qualifications and background of Finisterre, investment approach of Finisterre, the experience and skills of Finisterre’s investment personnel who would be responsible for the day-to-day management of the Fund, and the resources made available to such personnel. In addition, the Board considered PMC’s program for identifying, recommending, monitoring and replacing subadvisers and that PMC recommended Finisterre based upon that program.

The Board reviewed the historical one-year, three-year, five-year and since inception (February 2006) performance as of September 30, 2012 of Finisterre in a composite with an investment strategy similar to the proposed portfolio strategy for the Fund, as compared to a relevant peer group and benchmark index. The Board concluded, based on this information, that the historical investment performance record of Finisterre was satisfactory.

The Board considered the proposed subadvisory fee, noting that PMC compensates subadvisers from its own management fee so that shareholders pay only the management fee.  The Board considered whether there are economies of scale with respect to the subadvisory services to be provided to the Fund under the Subadvisory Agreement.  The Board noted that the subadvisory fee schedule includes one breakpoint and concluded that the subadvisory fee schedule reflects an appropriate recognition of economies of scale at the Fund’s current asset levels.   On the basis of the information provided, the Board concluded that the proposed subadvisory fee was reasonable. The Board also considered the character and amount of other incidental benefits to be received by Finisterre when evaluating the subadvisory fee.  The Board concluded that taking into account these potential benefits, the proposed subadvisory fee was reasonable.

Based upon all of the information considered and the conclusions reached, the Board determined that the terms of the subadvisory agreement are fair and reasonable and that approval of the subadvisory agreement is in the best interests of the Fund and its shareholders.

VOTING INFORMATION

Voting procedures. If you complete and return the enclosed proxy card(s), the persons named as proxies will vote your shares as you indicate or for approval of each matter for which there is no indication. You may revoke your proxy at any time prior to the proxy’s exercise by: (i) sending written notice to the Secretary of Principal Funds, Inc. at Principal Financial Group, Des Moines, Iowa 50392-2080, prior to the Meeting; (ii) subsequent execution and return of another proxy prior to the Meeting; or (iii) being present and voting in person at the Meeting after giving oral notice of the revocation to the Chairman of the Meeting.

Voting rights. Only shareholders of record at the close of business on January 8, 2013 (the “Record Date”), are entitled to vote. The shareholders of the Fund will vote together and not by class of shares on the Proposal and on any other matters submitted to such shareholders. You are entitled to one vote on each matter submitted to the shareholders of the Fund for each share of the Fund that you hold, and fractional votes for fractional shares held. The Proposal requires for approval the affirmative vote of a “Majority of the Outstanding Voting Securities,” which is a term defined in the 1940 Act to mean, with respect to the Fund, the affirmative vote of the lesser of (1) 67% or more of the voting securities of the Fund present at the Meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present in person or by proxy, or (2) more than 50% of the outstanding voting securities of the Fund.

The number of votes eligible to be cast at the Meeting as of the Record Date and other share ownership information are set forth below under the heading “Outstanding Shares and Share Ownership.”

Quorum requirements. A quorum must be present at the Meeting for the transaction of business. The presence in person or by proxy of one-third of the shares of the Fund outstanding at the close of business on the Record Date constitutes a quorum for a meeting of the Fund.

Abstentions and broker non-votes (proxies from brokers or nominees indicating that they have not received instructions from the beneficial owners on an item for which the broker or nominee does not have discretionary power) are counted toward a quorum but do not represent votes cast for any issue. Under the 1940 Act, the affirmative vote necessary to approve a proposal may be determined with reference to a percentage of votes present at the Meeting, which would have the effect of counting abstentions as if they were votes against a proposal.

In the event the necessary quorum to transact business or the vote required to approve a proposal is not obtained at the Meeting, the persons named as proxies or any shareholder present at the Meeting may propose one or more adjournments of the Meeting in accordance with applicable law to permit further solicitation of proxies. Any such adjournment as to a proposal or any other matter will require the affirmative vote of the holders of a majority of the shares entitled to vote on the proposal or other matter cast at the Meeting. The persons named as proxies and any shareholder present at the Meeting will vote for or against any adjournment in their discretion.

Solicitation procedures. PFI intends to solicit proxies by mail. Officers or employees of PFI, PMC or their affiliates may make additional solicitations by telephone, internet, facsimile or personal contact. They will not be specially compensated for these services. Brokerage houses, banks and other fiduciaries may be requested to forward soliciting materials to their principals and to obtain authorization for the execution of proxies. For those services, they will be reimbursed by PMC for their out-of-pocket expenses.

Expenses of the Meeting. The expenses of the Meeting, including those associated with preparation, distribution, and solicitation of proxy materials will be paid by the Fund. These expenses are expected to total approximately $12,000.

OUTSTANDING SHARES AND SHARE OWNERSHIP

The following table shows as of January 8, 2013, the Record Date, the number of shares outstanding for each class of shares of the Fund:

SHARE CLASS	SHARES OUTSTANDING
A	1,355,537.143
C	311,697.488
Institutional	47,293,626.350
P	331,697.488

As of the January 8, 2013 Record Date, the Directors and officers of PFI together owned less than 1% of the outstanding shares of any class of shares of the Fund.

As of the January 8, 2013 Record Date, the following persons owned of record, or were known by PFI to own beneficially, 5% or more of the outstanding shares of any class of shares of the Fund:

SHARE CLASS	NAME/ADDRESS OF SHAREHOLDER	PERCENTAGE OF OWNERSHIP
A	PERSHING LLC 1 PERSHING PLZ JERSEY CITY NJ 07399-0001	48.77%
C	MLPF&S FOR THE SOLE BENEFIT OF ITS CUSTOMERS ATTN FUND ADMINISTRATION 4800 DEER LAKE DR E FL 3 JACKSONVILLE FL 32246-6484	48.98
C	MORGAN STANLEY SMITH BARNEY HARBOR FINANCIAL CENTER PLAZA 2 3RD FLOOR JERSEY CITY NJ 07311	5.90

SHARE CLASS	NAME/ADDRESS OF SHAREHOLDER	PERCENTAGE OF OWNERSHIP
C	NATIONAL FINANCIAL SERVICES LLC FOR THE EXCL BENE OF OUR CUSTOMERS 499 WASHINGTON BLVD ATTN MUTUAL FUNDS DEPT 4TH FL JERSEY CITY NJ 07310-2010	6.19%
C	PERSHING LLC 1 PERSHING PLZ JERSEY CITY NJ 07399-0001	19.23
INSTITUTIONAL	LIFETIME 2020 FUND ATTN MUTUAL FUND ACCOUNTING-H221 711 HIGH ST DES MOINES IA 50392-0001	14.17
INSTITUTIONAL	LIFETIME 2030 FUND ATTN MUTUAL FUND ACCOUNTING- H221 711 HIGH ST DES MOINES IA 50392-0001	12.92
INSTITUTIONAL	LIFETIME 2040 FUND ATTN MUTUAL FUND ACCOUNTING-H221 711 HIGH ST DES MOINES IA 50392-0001	8.12
INSTITUTIONAL	SAM BALANCED PORTFOLIO PIF ATTN MUTUAL FUND ACCOUNTING- H221 711 HIGH ST DES MOINES IA 50392-0001	19.37
INSTITUTIONAL	SAM CONS GROWTH PORTFOLIO PIF ATTN MUTUAL FUND ACCOUNTING- H221 711 HIGH ST DES MOINES IA 50392-0001	14.34
P	FIRST CLEARING LLC SPECIAL CUSTODY ACCT FOR THE EXCLUSIVE BENEFIT OF CUSTOMER 2801 MARKET ST SAINT LOUIS MO 63103-2523	62.99
P	LPL FINANCIAL A/C 1000-0005 9785 TOWNE CENTRE DRIVE SAN DIEGO CA 92121-1968	6.42
P	MLPF&S FOR THE SOLE BENEFIT OF ITS CUSTOMERS ATTN FUND ADMINISTRATION 4800 DEER LAKE DR E FL 3 JACKSONVILLE FL 32246-6484	6.67
P	NATIONAL FINANCIAL SERVICES LLC FOR THE EXCL BENE OF OUR CUSTOMERS 499 WASHINGTON BLVD ATTN MUTUAL FUNDS DEPT 4TH FL JERSEY CITY NJ 07310-2010	14.29

OTHER MATTERS

We do not know of any matters to be presented at the Meeting other than the Proposal described in this Proxy Statement. If any other matters properly come before the Meeting, the shares presented by proxies will be voted in accordance with the best judgment of the person or persons voting the proxies.

Shareholder proposals to be presented at any future meeting of shareholders of any PFI Fund must be received by us a reasonable time before we commence soliciting proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting.

BY ORDER OF THE BOARD OF DIRECTORS

January 18, 2013

Des Moines, Iowa

It is important that proxies be returned promptly.

Therefore, shareholders who do not expect to attend the meeting in person are urged to complete, sign, and date and

return the proxy ballot in the enclosed envelope.

ATTACHMENT A

FORM OF:

PRINCIPAL FUNDS, INC.

 SUB-ADVISORY AGREEMENT

 GLOBAL MULTI-STRATEGY SUB-ADVISED FUNDS

AGREEMENT executed as of the ___________, 20_____, by and between PRINCIPAL MANAGEMENT CORPORATION, an Iowa corporation (hereinafter called "the Manager"), and FINISTERRE CAPITAL LLP (“Finisterre”), a Limited Liability Partnership formed under the laws of the United Kingdom Corporation (hereinafter called “the Sub-Advisor).

W I T N E S S E T H:

WHEREAS, the Manager is the manager and investment adviser to each Fund of the Principal  Funds, Inc., (the "Fund"), an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Manager desires to retain the Sub-Advisor to furnish it with portfolio selection and related research and statistical services in connection with the investment advisory services for each series identified in Appendix A (hereinafter called the “Series”), which the Manager has agreed to provide to the Fund, and the Sub-Advisor desires to furnish such services; and

WHEREAS, The Manager has furnished the Sub-Advisor with copies properly certified or authenticated of each of the following and will promptly provide the Sub-Advisor with copies properly certified or authenticated of any amendment or supplement thereto:

(a)   Management Agreement (the "Management Agreement") with the Fund;

(b)   The Fund's registration statement and financial statements as filed with the Securities and Exchange Commission;

(c)   The Fund's Articles of Incorporation and By-laws;

(d)   Policies, procedures or instructions adopted or approved by the Board of Directors of the Fund relating to obligations and services provided by the Sub-Advisor.

NOW, THEREFORE, in consideration of the premises and the terms and conditions hereinafter set forth, the parties agree as follows:

1.     Appointment of Sub-Advisor

In accordance with and subject to the Management Agreement, the Manager hereby appoints the Sub-Advisor to perform the services described in Section 2 below for investment and reinvestment of the securities and other assets of the Series, subject to the control and direction of the Manager and the Fund's Board of Directors, for the period and on the terms hereinafter set forth. The Sub- Advisor accepts such appointment and agrees to furnish the services hereinafter set forth for the compensation herein provided. The Sub-Advisor shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized, have no authority to act for or represent the Fund or the Manager in any way or otherwise be deemed an agent of the Fund or the Manager.

2.     Obligations of and Services to be Provided by the Sub-Advisor

The Sub-Advisor will:

(a)   Provide investment advisory services, including but not limited to research, advice and supervision for the Series.

(b)   Furnish to the Board of Directors of the Fund for approval (or any appropriate committee of such Board), and revise from time to time as economic conditions require, a recommended investment program for the Fund consistent with the Series’  investment objective and policies.

(c)   Implement the approved investment program by placing orders for the purchase and sale of securities without prior consultation with the Manager and without regard to the length of time the securities have been held, the resulting rate of portfolio turnover or any tax considerations, subject always to the provisions of the Fund's Articles of Incorporation and Bylaws, the requirements of the 1940 Act, as each of the same shall be from time to time in effect.

(d)   Advise and assist the officers of the Fund, as requested by the officers, in taking such steps as are reasonably necessary or appropriate to carry out the decisions of its Board of Directors, and any appropriate committees of such Board, regarding the general conduct of the investment business of the Series.

(e)   Maintain, in connection with the Sub-Advisor’s investment advisory services provided to the Series, its compliance with the 1940 Act and the regulations adopted by the Securities and Exchange Commission thereunder and the Series’  investment strategies and restrictions as stated in the Fund’s prospectus and statement of additional information, subject to receipt of such additional information as may be required from the Manager and provided in accordance with Section 11(d) of this Agreement. The Sub-Advisor has no responsibility for the maintenance of Fund records except insofar as is directly related to the services it provides to the Series.

(f)    Report to the Board of Directors of the Fund at such times and in such detail as the Board of Directors may reasonably deem appropriate in order to enable it to determine that the investment policies, procedures and approved investment program of the Series are being observed.

(g)   Upon request, provide assistance in the determination of the fair value of certain securities when reliable market quotations are not readily available         for purposes of calculating net asset value in accordance with procedures and methods established by the Fund's Board of Directors.

(h)   Furnish, at its own expense, (i) all necessary investment and management facilities, including salaries of clerical and other personnel required for it to execute its duties faithfully, and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of its duties under this Agreement.

(i)    Open accounts with broker-dealers and futures commission merchants (“broker-dealers”), select broker-dealers to effect all transactions for the Series, place all necessary orders with broker-dealers or issuers (including affiliated broker-dealers), and negotiate commissions, if applicable. To the extent consistent with applicable law, purchase or sell orders for the Series may be aggregated with contemporaneous purchase or sell orders of other clients of the Sub-Advisor. In such event allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Sub-Advisor in the manner the Sub-Advisor considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to other clients. The Manager recognizes that, in some cases, this procedure may limit the size of the position that may be acquired or sold for the Series. The Sub-Advisor will report on such allocations at the request of the Manager, the Fund or the Fund’s Board of Directors providing such information as the number of aggregated trades to which the Series was a party, the broker-dealers to whom such trades were directed and the basis for the allocation for the aggregated trades. The Sub-Advisor shall use its best efforts to obtain execution of transactions for the Series at prices which are advantageous to the Series and at commission rates that are reasonable in relation to the benefits received. However, the Sub-Advisor may select brokers or dealers on the basis that they provide brokerage, research or other services or products to the Sub-Advisor. To the extent consistent with applicable law, the Sub-Advisor may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission or dealer spread another broker or dealer would have charged for effecting that transaction if the Sub-Advisor determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research products and/or services provided by such broker or dealer. This determination, with respect to brokerage and research products and/or services, may be viewed in terms of either that particular transaction or the overall responsibilities which the Sub-Advisor and its affiliates have with respect to the Series as well as to accounts over which they exercise investment discretion. Not all such services or products need be used by the Sub-Advisor in managing the Series. In addition, joint repurchase or other accounts may not be utilized by the Series except to the extent permitted under any exemptive order obtained by the Sub-Advisor provided that all conditions of such order are complied with.

(j)    Maintain all accounts, books and records with respect to the Series as are required of an investment advisor of a registered investment company pursuant to the 1940 Act and Investment Advisers Act of 1940 (the “Investment Advisers Act”), and the rules thereunder, and furnish the Fund and the Manager with such periodic and special reports as the Fund or Manager may reasonably request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Advisor hereby agrees that all records that it maintains for the Series are the property of the Fund, agrees to preserve for the periods described by Rule 31a-2 under the 1940 Act any records that it maintains for the Fund and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Fund any records that it maintains for the Series upon request by the Fund or the Manager.

(k)   Observe and comply with Rule 17j-1 under the 1940 Act and the Sub-Advisor’s Code of Ethics adopted pursuant to that Rule as the same may be amended from time to time. The Manager acknowledges receipt of a copy of Sub-Advisor’s current Code of Ethics. Sub-Advisor shall promptly forward to the Manager a copy of any material amendment to the Sub-Advisor’s Code of Ethics.

(l)    From time to time as the Manager or the Fund may request, furnish the requesting party reports on portfolio transactions and reports on investments held by the Series, all in such detail as the Manager or the Fund may reasonably request. The Sub-Advisor will make available its officers and employees to meet with the Fund’s Board of Directors at the Fund’s principal place of business on due notice to review the investments of the Series.

(m)  Provide such information as is customarily provided by a sub-advisor and may be required for the Fund or the Manager to comply with their respective obligations under applicable laws, including, without limitation, the Internal Revenue Code of 1986, as amended (the “Code”), the 1940 Act, the Investment Advisers Act, the Securities Act of 1933, as amended (the “Securities Act”), and any state securities laws, and any rule or regulation thereunder. Sub-Advisor will advise Manager of any changes in Sub-Advisor’s Senior Management (i.e. Chief Investment Officer and Chief Executive Officer) within a reasonable time after any such change. Manager acknowledges receipt of Sub-Advisor’s Form ADV more than 48 hours prior to the execution of this Agreement.

(n)   Have the responsibility and authority to vote proxies solicited by, or with respect to, the issuers of securities held in the Series. The Manager shall cause to be forwarded to Sub-Advisor all proxy solicitation materials that it receives and shall assist Sub-Advisor in its efforts to conduct the proxy voting process.

3.     Prohibited Conduct

In providing the services described in this agreement, the Sub-Advisor will not consult with any other investment advisory firm that provides investment advisory services to any investment company sponsored by Principal Life Insurance Company regarding transactions for the Fund in securities or other assets.

4.     Compensation

As full compensation for all services rendered and obligations assumed by the Sub-Advisor hereunder with respect to the Fund, the Manager shall pay the compensation specified in Appendix A to this Agreement.

5.     Liability of Sub-Advisor

Neither the Sub-Advisor nor any of its directors, officers, employees, agents or affiliates shall be liable to the Manager, the Fund or its shareholders for any loss suffered by the Manager or the Fund resulting from any error of judgment made in the good faith exercise of the Sub-Advisor's duties under this Agreement or as a result of the failure by the Manager or any of its affiliates to comply with the terms of this Agreement except for losses resulting from willful misfeasance, bad faith or gross negligence of, or from reckless disregard of, the duties of the Sub-Advisor or any of its directors, officers, employees, agents (excluding any broker-dealer selected by the Sub-Advisor), or affiliates.

6.     Indemnification

The Manager agrees to indemnify and hold harmless the Sub-Advisor from and against any and all claims, losses, liabilities or damages (including reasonable attorneys’  fees and other related expenses), (“Losses”) howsoever arising, from or in connection with this Agreement or the performance by the Sub-Advisor of its duties hereunder, so long as the Sub-Advisor shall, after receipt of notice of any claim or commencement of any action, promptly notify the Manager in writing of the claim or commencement of such action. The Manager shall not be liable for any settlement of any claim or action effected without its written consent. Nothing contained herein shall require the Manager to indemnify the Sub-Advisor for Losses resulting from the Sub-Advisor’s willful misfeasance, bad faith or gross negligence in the performance of its duties or from its reckless disregard of its obligations and duties under this Agreement.

7.     Supplemental Arrangements

The Sub-Advisor may enter into arrangements with other persons affiliated with the Sub-Advisor or with unaffiliated third parties to better enable the Sub-Advisor to fulfill its obligations under this Agreement for the provision of certain personnel and facilities to the Sub-Advisor, subject to written notification to and approval of the Manager and, where required by applicable law, the Board of Directors of the Fund.

8.     Regulation

The Sub-Advisor shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports or other material which any such body may request or require pursuant to applicable laws and regulations.

9.     Duration and Termination of This Agreement

This Agreement shall become effective as of the date of its execution and, unless otherwise terminated, shall continue in effect for a period of two years and thereafter from year to year provided that the continuance is specifically approved at least annually either by the Board of Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Series and in either event by a vote of a majority of the Board of Directors of the Fund who are not interested persons of the Manager, Principal Life Insurance Company, the Sub-Advisor or the Fund cast in person at a meeting called for the purpose of voting on such approval.

If the Board of Directors or the shareholders of a Series fail to approve the Agreement or any continuance of the Agreement in accordance with the requirements of the 1940 Act, the Sub-Advisor will continue to act as Sub-Advisor with respect to the Series pending the required approval of the Agreement or its continuance or of any contract with the Sub-Advisor or a different manager or Sub-Advisor or other definitive action; provided, that the compensation received by the Sub-Advisor in respect to the Series during such period is in compliance with Rule 15a-4 under the 1940 Act.

This Agreement may be terminated at any time without the payment of any penalty by the Board of Directors of the Fund or by the Sub-Advisor, the Manager or by vote of a majority of the outstanding voting securities of the Series on sixty days written notice. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Section 9, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of "interested person," "assignment" and "voting security") shall be applied.

10.  Amendment of this Agreement

No material amendment of this Agreement shall be effective until approved, if required by the 1940 Act or the rules, regulations, interpretations or orders issued thereunder, by vote of the holders of a majority of the outstanding voting securities of the Series and by vote of a majority of the Board of Directors of the Fund who are not interested persons of the Manager, the Sub-Advisor, Principal Life Insurance Company or the Fund cast in person at a meeting called for the purpose of voting on such approval, and such amendment is signed by both parties.

11.  General Provisions

(a)   Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. This         Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Iowa. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(b)   Any notice under this Agreement shall be in writing, addressed and delivered or mailed postage pre-paid to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the Manager for this purpose shall be Principal Financial Group, Des Moines, Iowa 50392-0200, and the address of the Sub-Advisor shall be ________________________ ATTN: ______________l.

(c)   The Sub-Advisor will promptly notify the Manager in writing of the occurrence of any of the following events:

(1)   the Sub-Advisor fails to be registered as an investment adviser under the Investment Advisers Act or under the laws of any jurisdiction in which the Sub-Advisor is required to be registered as an investment advisor in order to perform its obligations under this Agreement.

(2)   the Sub-Advisor is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Fund.

(d)   The Manager shall provide (or cause the Series custodian to provide) timely information to the Sub-Advisor regarding such matters as the composition of the assets of the Series, cash requirements and cash available for investment in the Series, and all other reasonable information as may be necessary for the Sub-Advisor to perform its duties and responsibilities hereunder.

(e)   The Sub-Advisor represents that it will not enter into any agreement, oral or written, or other understanding under which the Fund directs or is expected to direct portfolio securities transactions, or any remuneration, to a broker or dealer in consideration for the promotion or sale of Fund shares or shares issued by any other registered investment company. Sub-advisor further represents that it is contrary to the Sub-advisor’s policies to permit those who select brokers or dealers for execution of fund portfolio securities transactions to take into account the broker or dealer’s promotion or sale of Fund shares or shares issued by any other registered investment company.

(f)    The Sub-Advisor agrees that neither it nor any of its affiliates will in any way refer directly or indirectly to its relationship with the Fund, the Series, or the Manager or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of the Manager.

(g)   This Agreement contains the entire understanding and agreement of the parties.

IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

PRINCIPAL MANAGEMENT CORPORATION

By

FINISTERRE CAPITAL LLP

By

APPENDIX A

The Manager will pay Finisterre, as full compensation for all services provided under this Agreement, a fee, computed and paid monthly, a fee, computed and paid monthly, at an annual rate as shown below of the Series’  average daily net assets for that month allocated to Finisterre’s management.

In calculating the fee for a series included in the table, assets of any unregistered separate account of Principal Life Insurance Company and any investment company sponsored by Principal Life Insurance Company to which Finisterre provides investment advisory services and which have the same investment mandate as the series for which the fee is calculated, will be combined with the assets of the series to arrive at net assets.

If this Agreement becomes effective or terminates before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

Global Multi-Strategy
Sub-Advisor’s Fee as a Percentage of Average Daily Net Assets
First $100 million	………………………………	0.85%
Assets greater than $100 million	………………………………	0.65%

PO Box 55046	Your Proxy Vote is Important!
Boston MA 02205-5046

Vote by Internet
Please go to the electronic voting site at
www.eproxyvote.com/gms. Follow the on-line
instructions. If you vote by internet, you do not have to
return your proxy card.

Vote by Telephone
Please call us toll free at 1-866-977-7699, and follow
the instructions provided. If you vote by telephone,
you do not have to return your proxy card.

Vote by Mail
Complete, sign and date your proxy card and return it
promptly in the enclosed envelope.
If Voting by Mail
Remember to sign and date form below.
Please ensure the address to the right shows through	Proxy Tabulator
the window of the enclosed postage paid return	PO Box 55046
envelope.	Boston MA 02205-9836

PRINCIPAL FUNDS, INC. – GLOBAL MULTI-STRATEGY FUND
Des Moines, Iowa 50392-2080

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS
FEBRUARY 26, 2013

This proxy is solicited on behalf of the Board of Directors of the Fund. The undersigned shareholder appoints Michael J. Beer, Michael D. Roughton and
Ernest H. Gillum, and each of them separately, Proxies, with power of substitution, and authorizes them to represent and to vote as designated on this ballot, at the meeting of shareholders of the Fund to be held February 26, 2013 at 10:30 a.m., Central Time, and any adjournments thereof, all the shares of the
Fund that the undersigned shareholder would be entitled to vote if personally present.

Check the appropriate box on the reverse side of this ballot, date the ballot, and sign exactly as your name appears. Your signature acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement, both dated January 18, 2013. Shares will be voted as you instruct. If no direction is made, the proxy will be voted FOR the proposal listed on the reverse side. The Proxies will also be authorized to vote in their discretion upon such other matters that may properly come before the meeting.

Note: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS BALLOT. PLEASE
MARK, SIGN, DATE AND MAIL YOUR PROXY BALLOT IN THE ENCLOSED POSTAGE-PAID
ENVELOPE. If shares are held jointly, either party may sign. If executed by a corporation, an authorized officer must sign. Executors, administrators and trustees should so indicate when signing.

	Signature	Date

Principal GMS

Important Notice Regarding the Availability of Proxy Materials for the Principal Funds, Inc. – Global Multi-Strategy Fund Special Shareholder Meeting to Be Held on February 26, 2013

The Proxy Statement for this meeting is available at:

www.eproxyvote.com/gms

PLEASE VOTE YOUR PROXY TODAY!

TO VOTE YOUR PROXY BY MAIL, PLEASE COMPLETE AND RETURN THIS CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

YOU ALSO MAY VOTE A PROXY BY TOUCH-TONE PHONE OR VIA THE INTERNET.

PLEASE MARK VOTE AS IN THIS EXAMPLE:

The Board of Directors recommends that shareholders vote FOR the following proposal.

1.	Approval of a new sub-advisory agreement with Finisterre Capital, LLP for the PFI Global Multi-Strategy Fund.

FOR                                                                                    AGAINST                                                    ABSTAIN

YOUR VOTE IS IMPORTANT! PLEASE SIGN, DATE, AND RETURN YOUR PROXY CARD TODAY.

Principal GMS